EXHIBIT 23

                      Letterhead of Deloitte & Touche LLP


                    Stamford Harbor Park            Telephone (203) 708-4000
                    333 Ludlow Street               Facsimile (203) 708-4797
                    P.O. Box 10098
                    Stamford, Connecticut  06904


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of PanAmSat Corporation on Form S-8 (Registration No. 333-28253) of our report dated June 8, 1998 appearing in the Annual Report on Form 11-K of the PanAmSat Corporation Retirement Savings Plan for the period from June 1, 1997 (Inception) to December 31, 1997.


 /s/  DELOITTE & TOUCHE LLP


June 29, 1998